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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 9, 2001



                     CREDIT SUISSE FIRST BOSTON (USA), INC.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

          1-6862                                              13-1898818
 (Commission File Number)                                  (I.R.S. Employer
                                                          Identification No.)


Eleven Madison Avenue, New York, New York                 10010
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(Address of principal executive office)                (Zip Code)



                                 (212) 325-2000
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              (Registrant's telephone number, including area code)




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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

      On October 9, 2001, Credit Suisse Group, the ultimate parent of the Registrant, issued a press release including information concerning the financial results for the third quarter and nine months ended September 30, 2001 for the Registrant and a cost reduction program for Credit Suisse First Boston, the business unit of Credit Suisse Group of which the Registrant is a part. The following is an excerpt from the press release related to the Registrant and to the Credit Suisse First Boston business unit:

            The Credit Suisse First Boston business unit will report an estimated operating loss for the third quarter of approximately USD 120 million (approximately CHF 200 million), reflecting the difficult market conditions and the impact of the terrorist attacks in New York City and Washington DC on September 11. Credit Suisse First Boston's revenue for the third quarter was down approximately 20% on the second quarter and 26% on the first quarter. Despite the difficult operating market environment and the low transaction volumes, Credit Suisse First Boston continues to hold or gain market-share positions and maintain positive momentum in its key businesses. Furthermore, the firm was able to quickly recover from the September 11 attacks. CSFB (USA), a separate reporting entity and part of the Credit Suisse First Boston business unit, expects to report a loss for the third quarter and a modest loss for the first nine months of 2001.

            Credit Suisse First Boston has initiated an extensive cost-reduction program, to reduce operating costs by USD 1 billion for the financial year 2002 by reducing staff levels, as well as achieving savings from other non-staff costs. The company will eliminate approximately 2,000 jobs (approximately 7%), with reductions coming from all divisions of the organization.

            CSFB's cost reduction initiative will tailor the firm's size to market conditions and bring its cost structure more in line with competitors. While competing efficiently, CSFB will continue to emphasize delivering a superior level of service to its clients.

            "CSFB clearly has world-class capabilities, and even in this tough new environment, we have held our market share and maintained momentum in all of our key businesses," said CSFB Chief Executive Officer John J. Mack. "However, to compete effectively with other top-tier financial services firms, we need to drive down costs and seek ways to operate more efficiently, while also beginning to operate with a `one company' commitment. The steps we are taking today will more closely align the size of our business with changing market conditions and bring our cost structure in line with that of our major competitors. These steps require tough choices, which are all the more difficult in the face of the recent tragedy that has profoundly affected our industry. But they are critical if CSFB is to continue to compete effectively and to build its business."


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Credit Suisse First Boston (USA), Inc.


                                          /s/ David C. Fisher
                                          --------------------------------------
                                          David C. Fisher
                                          CHIEF ACCOUNTING OFFICER





October 9, 2001